EXHIBIT 99.1

Outdoor Channel Holdings Reports Third Quarter 2012 Results

Third Quarter Revenues Increase 13%; Adjusted EBITDA Moderated by Increased

Promotional Investment In Line With Strategic Plan

TEMECULA, Calif., Nov. 7, 2012 (GLOBE NEWSWIRE) -- Outdoor Channel Holdings, Inc. (Nasdaq:OUTD) today reported its financial results for the third quarter ended September 30, 2012.

Total revenues for the quarter were $21.3 million, an increase of 13% compared with $18.9 million in the third quarter of 2011 due primarily to an 8% increase in revenues at the Company's core Outdoor Channel Network segment and a 104% increase in revenues at our Aerial Cameras unit. Advertising revenue for the quarter was $11.7 million, an increase of 9% from $10.7 million in the third quarter of 2011 driven largely by higher short-form online advertising. Subscriber fees for the quarter were $5.3 million, an increase of 5%, driven by a combination of rate increases and higher subscribers. Production Services revenue, after intersegment eliminations, totaled $4.4 million for the quarter, a 37% year-over-year increase driven by the aforementioned revenue increase at our Aerial Cameras unit.

The Company's operating income for the third quarter 2012 was $3.2 million compared to an operating income of $3.5 million in the third quarter of 2011. The decline in the Company's operating income was primarily attributable to increased advertising expenses at its core network segment, in-line with the Company's strategic plan.

The Company reported a consolidated net income for the 2012 third quarter of $1.9 million, or $0.07 per fully diluted share, compared to net income $2.1 million, or $0.08 per fully diluted share, in the third quarter of 2011.

"We generated solid revenue growth at our core Channel for the quarter reflecting our success in attracting advertisers to our industry-leading network," said Tom Hornish, President & Chief Executive Officer. "To further support our programming and build our brand, we also significantly ramped up our advertising and promotion expenses, in line with our strategic plan. This resulted in a year-over-year decline in our Channel's operating profitability, offset by reduced EBITDA losses at our Production Services and Aerial Cameras units. Our Channel distribution has grown to an all-time high of 38.1 million homes as of November 2012 according to Nielsen, up 9% from a year ago levels. During the fourth quarter, we plan to continue to heavily invest in promoting the Channel, including in our expanded distribution markets, and our January 2013 show launches as part of our focus on further expanding our audience and driving long-term shareholder value."

Review of Segment Operating Results

The Outdoor Channel ("TOC") posted operating income of $3.8 million for the quarter compared to operating income of $4.8 million for the third quarter of 2011. The decreased operating income was driven primarily by increased advertising expenses and, to a lesser extent, an increase in legal and other professional fee expenses.

The Production Services unit posted an operating loss for the quarter, before the effect of intercompany eliminations, of $235,000 compared to an operating loss of $123,000 for the third quarter of 2011. The increase in the operating loss primarily reflects the reduced production on certain TOC series.

The Aerial Cameras unit posted an operating loss of $315,000 for the quarter compared to an operating loss of $825,000 for the third quarter of 2011 on a combination of stronger revenues, reduced legal expense related to its ActionCam litigation, and operating efficiencies from its September 2011 office relocations.

Consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense (adjusted EBITDA), was $4.8 million for the quarter, compared to adjusted EBITDA of $5.0 million in the prior-year period. TOC's adjusted EBITDA totaled $5.0 million for the quarter compared to $5.8 million in the prior-year period, a 14% decrease. Production Services' adjusted EBITDA, before intercompany eliminations, was negative $125,000 for the quarter compared to negative $204,000 in the prior-year period and Aerial Cameras' adjusted EBITDA was negative $60,000 for the quarter compared to negative $581,000 in the prior-year.

Investor Conference Call

Outdoor Channel Holdings' management will host an investor conference call on November 7, 2012, at 2:30 p.m. PT (5:30 p.m. ET) to review the Company's financials and operations for its third quarter ended September 30, 2012. Investment professionals and shareholders are invited to participate in the live call by dialing 800-299-8538 (domestic) or 617-786-2902 (international) and using participant passcode 83728754. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the Company's Web site, www.outdoorchannel.com.

For those who are not available to listen to the live broadcast, the call will be archived online for one year. A telephonic playback of the conference call also will be available through Wednesday, November 14, 2012, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 93628441.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America's Leader in Outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America's leading and highest quality producers of live sporting events and sports series for cable and broadcast television. Outdoor Channel Holdings, Inc. also owns and operates the SkyCam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com.

Nielsen Media Research Universe Estimates for Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 38.1 million cable and satellite subscribers for November 2012. Please note that this estimate regarding Outdoor Channel's subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Use of Non-GAAP Financial Information

This press release includes "non-GAAP financial measures" within the meaning of the Securities and Exchange Commission rules. The Company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense ("Adjusted EBITDA)", provides greater comparability regarding its ongoing operating performance and is helpful as an indicator of the current financial performance of the Company and its capacity to generate operating cash and operationally fund capital expenditures and working capital requirements. Management believes this information is also used by analysts and investors to evaluate the Company's operating performance without regard to such items as depreciation and amortization and taxes. Adjusted EBITDA is not intended to be considered in isolation or as a substitute for net income or loss calculated in accordance with U.S. GAAP. A reconciliation of the Company's U.S. GAAP net income to Adjusted EBITDA is provided in the attached table.

Safe Harbor Statement

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "would," "could," "should," "potential," "target," "outlook," "depends," "pursue" or similar expressions, or discussions of guidance, strategies, plans, goals, initiatives, objectives or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, all of which are difficult to predict and many of which are beyond the control of the company. These risks and uncertainties are further discussed in the company's reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge on the SEC's website, www.sec.gov, and on the company's website at www.outdoorchannel.com.

These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
Revenues:	(unaudited)		(unaudited)
Advertising	$ 11,688	$ 10,732	$ 27,854	$ 25,630
Subscriber fees	5,282	5,018	15,843	14,760
Production services	4,361	3,175	8,232	7,874

Total revenues	21,331	18,925	51,929	48,264

Cost of services:
Programming	1,660	1,758	6,135	5,323
Satellite transmission fees	436	389	1,296	1,188
Production and operations	5,666	4,655	13,699	13,127
Other direct costs	127	77	377	241

Total cost of services	7,889	6,879	21,507	19,879

Other expenses:
Advertising	1,938	446	4,172	1,921
Selling, general and administrative	7,605	7,387	22,962	23,569
Depreciation and amortization	668	695	2,137	2,139

Total other expenses	10,211	8,528	29,271	27,629

Total operating expenses	18,100	15,407	50,778	47,508

Income from operations	3,231	3,518	1,151	756

Interest and other income, net	23	(2)	60	15

Income from operations before income taxes	3,254	3,516	1,211	771

Income tax provision	1,391	1,437	568	381

Net income	1,863	2,079	643	390
Net income attributable to noncontrolling interest	--	--	--	--

Net income attributable to controlling interest	$ 1,863	$ 2,079	$ 643	$ 390

Earnings per common share data:
Basic	$ 0.07	$ 0.08	$ 0.03	$ 0.02
Diluted	$ 0.07	$ 0.08	$ 0.03	$ 0.02

Weighted average number of common shares outstanding
Basic	25,421	24,874	25,106	24,791
Diluted	26,014	25,634	25,707	25,609

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Segment Operating Results
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenues

TOC	$ 16,970	$ 15,750	$ 43,697	$ 40,390
Production Services	2,107	3,293	4,518	6,699
Aerial Cameras	3,351	1,642	5,567	3,935
Eliminations	(1,097)	(1,760)	(1,853)	(2,760)
Total revenues	$ 21,331	$ 18,925	$ 51,929	$ 48,264

Cost of Services

TOC	$ 4,084	$ 4,353	$ 14,270	$ 13,091
Production Services	1,938	2,658	4,141	5,795
Aerial Cameras	2,935	1,322	5,004	3,463
Eliminations	(1,068)	(1,454)	(1,908)	(2,470)
Total cost of services	$ 7,889	$ 6,879	$ 21,507	$ 19,879

Other Expenses

TOC	$ 9,086	$ 6,625	$ 25,898	$ 22,061
Production Services	404	758	1,183	2,500
Aerial Cameras	731	1,145	2,200	3,068
Eliminations	(10)	--	(10)	--
Total other expenses	$ 10,211	$ 8,528	$ 29,271	$ 27,629

Income (Loss) from Operations

TOC	$ 3,800	$ 4,772	3,529	5,238
Production Services	(235)	(123)	(806)	(1,596)
Aerial Cameras	(315)	(825)	(1,637)	(2,596)
Eliminations	(19)	(306)	65	(290)
Income from operations	$ 3,231	$ 3,518	$ 1,151	$ 756

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of U.S. GAAP Measures to U.S. Non-GAAP Measures
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011

Net income	$ 1,863	$ 2,079	$ 643	$ 390

Add/Subtract:
Interest and other income, net	(23)	2	(60)	(15)
Income tax	1,391	1,437	568	381
Depreciation and amortization	668	695	2,137	2,139

EBITDA	$ 3,899	$ 4,213	$ 3,288	$ 2,895

Adjusted for:
Share-based compensation expense	886	775	2,577	2,351

EBITDA as adjusted for share-based compensation expense	$ 4,785	$ 4,988	$ 5,865	$ 5,246

Summary of Cost of Services
Share-based compensation expense	$ 67	$ 59	$ 184	$ 178
Cost of services	7,822	6,820	21,323	19,701
Total cost of services	$ 7,889	$ 6,879	$ 21,507	$ 19,879

Summary of Selling, General and Administrative
Share-based compensation expense	$ 819	$ 716	$ 2,393	$ 2,173
Selling, general and administrative	6,786	6,671	20,569	21,396
Total selling, general and administrative	$ 7,605	$ 7,387	$ 22,962	$ 23,569

Summary of Other Income
Interest income	$ 44	$ 24	$ 121	$ 86
Interest and other expense	(21)	(26)	(61)	(71)
Total other income	$ 23	$ (2)	$ 60	$ 15

EBITDA as adjusted by Segment
Outdoor Channel	$ 4,970	$ 5,773	$ 7,081	$ 8,324
Production Services *	(125)	(204)	(347)	(1,195)
Aerial Cameras	(60)	(581)	(869)	(1,883)

EBITDA as adjusted for share-based compensation expense	$ 4,785	$ 4,988	$ 5,865	$ 5,246

* - eliminations included in Production Services segment

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$ 38,778	$ 19,498
Investment in available-for-sale securities	19,964	40,049
Accounts receivable, net of allowance for doubtful accounts	14,400	13,657
Other current assets	16,628	14,066
Total current assets	89,770	87,270

Property, plant and equipment, net	13,346	11,875
Goodwill and amortizable intangible assets, net	43,380	43,538
Investments in auction-rate securities	4,980	4,940
Deferred tax assets, net	826	754
Deposits and other assets	360	809

Totals	$ 152,662	$ 149,186

Liabilities and Stockholders' Equity

Current liabilities	$ 16,282	$ 14,955
Long-term liabilities	808	906
Total liabilities	17,090	15,861

Total Outdoor Channel Holdings, Inc. stockholders' equity	135,572	133,325
Noncontrolling interest	--	--
Total equity	135,572	133,325

Totals	$ 152,662	$ 149,186

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	September 30,
	2012	2011

Operating activities:
Net income	$ 643	$ 390
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,137	2,139
Amortization of subscriber acquisition fees	1,431	1,166
Loss on sale of equipment	17	31
Provision for doubtful accounts	--	123
Share-based employee and director compensation	2,577	2,351
Deferred tax provision, net	279	342

Changes in operating assets and liabilities:
Accounts receivable	(743)	4,841
Income tax refund receivable and payable, net	(1,730)	(2,685)
Programming and production costs	(3,825)	(775)
Other current assets	143	(1,730)
Deposits and other assets	103	97
Subscriber acquisition fees	(500)	(191)
Accounts payable and accrued expenses	1,424	(3,562)
Deferred revenue	1,147	1,586
Deferred obligations	69	7
Unfavorable lease obligations	(122)	(111)
Net cash provided by operating activities	3,050	4,019

Investing activities:
Purchases of property, plant and equipment	(2,980)	(1,531)
Purchase of intangibles	--	(85)
Proceeds from sale of equipment	138	--
Purchases of available-for-sale securities	(53,268)	(64,570)
Proceeds from sale of available-for-sale and auction-rate securities	73,353	58,618
Net cash provided by (used in) investing activities	17,243	(7,568)

Financing activities:
Purchase of treasury stock	(1,013)	(900)
Payment of dividends on common stock		--
Purchase and retirement of stock related to repurchase program	--	--
Net cash used in financing activities	(1,013)	(900)

Net increase (decrease) in cash and cash equivalents	19,280	(4,449)
Cash and cash equivalents, beginning of period	19,498	32,578
Cash and cash equivalents, end of period	$ 38,778	$ 28,129

Supplemental disclosure of cash flow information:
Income taxes paid	$ 2,016	$ 2,594

Supplemental disclosure of non-cash investing and financing activities:
Effect of net increase in fair value of available-for-sale and auction-rate securities	$ 40	$ 45
Property, plant and equipment costs incurred but not paid	$ 595	$ 389
CONTACT: For Company:
         Tom Allen
         Executive Vice President, Chief Operating Officer  /
         Chief Financial Officer
         951-699-6991, ext. 287
         tallen@outdoorchannel.com

         For Investors:
         Brad Edwards
         Brainerd Communicators, Inc.
         212-986-6667
         edwards@braincomm.com

         For Media:
         Nancy Zakhary
         Brainerd Communicators, Inc.
         212-986-6667
         nancy@braincomm.com